UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 542-3130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 8.01          Other Events.

On February 24, 2023, CareTrust REIT, Inc. (the “Company”) and CTR Partnership, L.P. (the “Operating Partnership”) entered into a new equity distribution agreement (the “Equity Distribution Agreement”) with (i) BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC, each as sales agent and/or principal and/or (except in the case of Capital One Securities, Inc. and Robert W. Baird & Co. Incorporated) forward seller (in any such capacity, each a “Sales Agent” and collectively, the “Sales Agents”) and (ii) Bank of Montreal, Bank of America, N.A., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and Wells Fargo Bank, National Association, each as a forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”) relating to (a) the issuance and sale by the Company to or through the Sales Agents from time to time of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), and (b) the sale by the Forward Sellers (as defined below), acting as agents for the Forward Purchasers or their affiliates, of shares of Common Stock (collectively, the “Shares”), with the Shares to be sold under the Equity Distribution Agreement having an aggregate gross offering price of up to $500,000,000 (the “2023 ATM Program”). The Sales Agents, when acting in their capacity as agents for the Forward Purchasers, are referred to herein individually as a “Forward Seller” and, collectively, as the “Forward Sellers.”

Pursuant to the terms of the Equity Distribution Agreement, sales of the Shares under the 2023 ATM Program, if any, will be made through the Sales Agents acting as sales agent or the Forward Sellers acting as agents for the applicable Forward Purchasers, and will be made by means of ordinary brokers’ transactions at market prices, in negotiated transactions or in transactions that are deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange, on any other existing trading market for the Common stock or to or through a market maker (which may include block transactions). The Company may also sell Shares to one or more of the Sales Agents as principal for its own account at a price agreed upon at the time of sale. If the Company sells Shares to any of the Sales Agents as principal, it will enter into a separate terms agreement with such Sales Agent.

The sale of any Shares made through a Forward Seller will be in connection with the relevant forward transaction entered into pursuant to a separate master forward sale agreement entered into by and among the Company and the relevant Forward Purchaser and a related supplemental confirmation to be entered into with the relevant Forward Purchaser. In connection with any forward sale agreement, the relevant Forward Purchaser will use commercially reasonable efforts to borrow from third parties and through its affiliated Forward Seller, sell a number of Shares equal to the number of shares of Common Stock specified in such forward sale agreement.

The offering of Shares under the 2023 ATM Program pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the Equity Distribution Agreement, or (ii) termination of the Equity Distribution Agreement as provided for therein.

The Company intends to contribute the net proceeds (i) from the sale of Shares to or through Sales Agents and (ii) upon settlement of any forward sale agreement, in each case, to the Operating Partnership, which in turn intends to use the net proceeds for general corporate purposes, which may include, among other things, future acquisitions, debt repayment and working capital. The Operating Partnership may temporarily invest the net proceeds before use in interest-bearing short term investments that are consistent with the Company’s ability to maintain its qualification as a real estate investment trust.

The Company will not initially receive any proceeds from any sale of Shares by a Forward Seller pursuant to a forward sale agreement. The Company expects to physically settle any forward sale agreement into which it enters (by the delivery of shares of the Common Stock) and receive proceeds from the sale of those shares of Common Stock upon one or more settlement dates under the forward sale agreement no later than the date specified in the applicable forward sale agreement. The Company may also elect to cash settle or net share settle all or a portion of its obligations under any forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds, and may owe cash to the relevant Forward Purchaser in certain circumstances. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds, and it may owe shares of Common Stock to the relevant Forward Purchaser in certain circumstances. Any forward sale agreement is subject to early termination or settlement under certain circumstances.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the full text of the Equity Distribution Agreement (including the form of master forward sale agreement separately entered into with each Forward Purchaser and its affiliated Forward Seller included as Annex A), a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Shares sold under the 2023 ATM Program will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-269998), filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 24, 2023 and the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act, on February 24, 2023. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of DLA Piper LLP (US) regarding certain matters of Maryland law, including the validity of the Shares sold under the 2023 ATM Program.

In connection with the entry into the Equity Distribution Agreement and the commencement of the 2023 ATM Program, the Company’s “at-the-market” equity offering program pursuant to the Company’s prior equity distribution agreement, dated as of March 10, 2020, was terminated. As of its termination, shares of Common Stock having an aggregate offering price of $428,394,713.90 were not sold under such prior equity distribution agreement.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
1.1
Equity Distribution Agreement, dated February 24, 2023, by and among CareTrust REIT, Inc., CTR Partnership, L.P. and (i) BMO Capital Markets Corp., BofA Securities, Inc., Capital One Securities, Inc., KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC and (ii) Bank of Montreal, Bank of America, N.A., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and Wells Fargo Bank, National Association.

5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARETRUST REIT, INC.

By:	/s/ William M. Wagner
Name:	William M. Wagner
Title:	Chief Financial Officer and Treasurer

Date: February 24, 2023